EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Equity One, Inc. on Form S-8 of our reports dated March 10, 2004, appearing in the Annual Report on Form 10-K of Equity One, Inc. for the year ended December 31, 2003.
DELOITTE & TOUCHE LLP

Miami, Florida
August 13, 2004